Exhibit 10.4

                                GuarantyAgreement
                                -----------------

     This Agreement dated January 30, 2007, is entered into by and between Challenger Powerboats, Inc. ("Challenger"), Dutchess Private Equities Fund Ltd. ("Dutchess"), and the following individuals, Howard Dahl, Chuck Crary, Tom Shorma, William Schlossman, and Michael Bullinger (collectively the "IMAR Note Holders") concerning the two Promissory Notes that Challenger has made to the IMAR Note Holders in the amount of $1,680,778 and $1,151,500 (the "Notes"), and a $275,000 Letter of Credit with State Bank of Fargo. The Notes are attached hereto as Exhibits A and B. Challenger, Dutchess and the IMAR Note Holders are sometimes hereinafter collectively referred to as the "Parties."

     Whereas, Dutchess provides funding for Challenger Powerboats, Inc. ("Challenger"); and

     Whereas, Challenger has made an offer to purchase IMAR, including the IMAR Note Holders' interests in IMAR; and

     Whereas, the IMAR Note Holders intend to sell their interests in IMAR to Challenger; and

     Whereas, as part of the sale, Challenger shall execute two (2) promissory notes to the Note Holder. Note 1, in the sum of $1,680,778 and Note 2, in the sum of $1,151,500.

     Whereas, after Challenger's purchase of IMAR, the IMAR Note Holders have requested that Dutchess guarantee repayment of all of Note 1; $619,000 of Note 2; and a $275,000 Letter of Credit with State Bank of Fargo.

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Dutchess, Challenger, and the IMAR Note Holders agree as follows:

     1. This Agreement will become effective only after Challenger's purchase of IMAR closes.

     2. After Challenger's purchase of IMAR closes, Challenger shall make all payments due on the Notes in a timely manner.

     3. In the event that Challenger fails to timely make any payments due under the Loan, Dutchess will guarantee payment in accordance with the terms of the Notes. Dutchess obligation on Note 2 shall be limited to $619,000. In addition, if the $275,000 Letter of Credit is drawn on and Challenger fails to pay said sums to State Bank of Fargo, Dutchess shall make said payments upon demand.

     4. Nothing herein shall be read to create any obligation on the part of Dutchess concerning Challenger's purchase of IMAR or the IMAR Note Holders' interests in IMAR.

     5. This Guaranty shall continue in full force and effect despite any changes, extensions or modifications to the underlying Notes and the undersigned waive all rights to exoneration as a result of any such changes or modifications.

     6. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties concerning the subject of this Guarantee and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, on the subject matter hereof.

     7. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Dakota without giving effect to any choice or conflict of law provision or rule (whether of the State of North
Dakota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Dakota.

9. Each of the parties signing below represents and warrants that they have the full authority to enter into this Agreement.

10. This Agreement may be executed in multiple counterparts each of which shall have the same force and effect as the original.



/s/ Howard  Dahl
----------------
Howard  Dahl
IMAR  Note  Holder


/s/ Chuck  Crary
----------------
Chuck  Crary
IMAR  Note  Holder


/s/ Tom  Shorma
---------------
Tom  Shorma
IMAR  Note  Holder


/s/ William  Schlossman
-----------------------
William  Schlossman
IMAR  Note  Holder


/s/ Michael  Bullinger
----------------------
Michael  Bullinger
IMAR  Note  Holder

Challenger  Powerboats,  Inc.


By: /s/ Laurie  Phillips
    --------------------
Laurie  Phillips
President  and  CEO


Dutchess  Private  Equities  Fund  Ltd.


By: /s/ Michael  A.  Novielli
    -------------------------
Michael  A.  Novielli
Investment  Manager  to  Dutchess  Private  Equities  Fund  Ltd.